Exhibit 3.15

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “EP ENERGY RESALE COMPANY, L.L.C.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-THIRD DAY OF FEBRUARY, A.D. 1994, AT 4:30 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “COGC RESALE COMPANY” TO “EL PASO PRODUCTION RESALE COMPANY”, FILED THE THIRTY-FIRST DAY OF OCTOBER, A.D. 2002, AT 10 O’CLOCK A.M.

CERTIFICATE OF CONVERSION, CHANGING ITS NAME FROM “EL PASO PRODUCTION RESALE COMPANY” TO “EL PASO PRODUCTION RESALE COMPANY, L.L.C”, FILED THE EIGHTEENTH DAY OF DECEMBER, A.D. 2009, AT 6:04 O’CLOCK P.M.

CERTIFICATE OF FORMATION, FILED THE EIGHTEENTH DAY OF DECEMBER, A.D. 2009, AT 6:04 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE THIRTIETH DAY OF NOVEMBER, A.D. 2010, AT 10:04 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “EL PASO PRODUCTION RESALE COMPANY, L.L.C.” TO “EP ENERGY RESALE COMPANY,

		/s/ Jeffrey W. Bullock
		Jeffrey W. Bullock, Secretary of State
2377052	8100H	AUTHENTICATION:	9768657

120919759		DATE:	08-09-12
You may verify this certificate online
at corp.delaware.gov/authver.shtml

1

Delaware

The First State

L.L.C.”, FILED THE TWENTY-FIRST DAY OF MAY, A.D. 2012, AT 4:26 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE FIRST DAY OF JUNE, A.D. 2012, AT 12:01 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “EP ENERGY RESALE COMPANY, L.L.C.”.

		/s/ Jeffrey W. Bullock
		Jeffrey W. Bullock, Secretary of State
2377052	8100H	AUTHENTICATION:	9768657

120919759		DATE:	08-09-12
You may verify this certificate online
at corp.delaware.gov/authver.shtml

2

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 02/23/1994 944026617 - 2377052

CERTIFICATE OF INCORPORATION

OF

COGC RESALE COMPANY

1.             The name of the corporation is:

COGC RESALE COMPANY

2.             The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.             The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.             The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

5.             A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

6.             The Board of Directors is authorized to make, alter or repeal the bylaws of the corporation. Election of directors need not be by written ballot.

7.             The name and mailing address of the incorporator is:

AUSTIN M. O’TOOLE
Coastal Tower
Nine Greenway Plaza
Houston, Texas 77046-0995

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 23rd day of February, 1994.

/s/ AUSTIN M. O’TOOLE
AUSTIN M. O’TOOLE
Incorporator

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STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 10/31/2002 020670289 - 2377052

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

COGC Resale Company (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:    That the Board of Directors of the Company, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Company:

RESOLVED that it is deemed advisable that the Certificate of Incorporation of this Company be amended, and that said Certificate of Incorporation be so amended, by changing the Articles thereof numbered “FIRST:” so that, as amended, said Article shall be and read as follows:

FIRST: The name of the corporation is El Paso Production Resale Company

SECOND:       That in lieu of a meeting and vote of stockholders, the stockholders entitled to vote have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:          That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said COGC Resale Company, has caused this certificate to be signed on its behalf by its Vice President and attested by its Assistant Secretary, this 31st day of October 2002.

COGC RESALE COMPANY

	By:	/s/ David L. Siddall
David L. Siddall
Vice President
Attest:

/s/ Margaret E. Roark
Margaret E. Roark, Assistant Secretary

State of Delaware Secretary of State Division of Corporations Delivered 06:04 PM 12/18/2009 FILED 06:04 PM 12/18/2009 SRV 091118568 - 2377052 FILE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY

PURSUANT TO SECTION 266

OF THE DELAWARE

GENERAL CORPORATION LAW

AND SECTION 18-214 OF THE

DELAWARE LIMITED LIABILITY COMPANY ACT

This Certificate of Conversion of El Paso Production Resale Company (the “Corporation”) dated as of December 18th, 2009, is being duly executed and filed by an authorized officer of the Corporation to convert the Corporation to a Delaware limited liability company in accordance with Section 266 of the Delaware General Corporation Law (the “DGCL”) and Section 18-214 of the Delaware Limited Liability Company Act (the “DLLCA”).

1.                                       The name of the Corporation immediately prior to filing this Certificate of Conversion, was:

El Paso Production Resale Company

2.                                       The name of the Corporation set forth in its original Certificate of Incorporation, was:

COGC Resale Company

3.                                       The jurisdiction of the Corporation immediately prior to filing this Certificate of Conversion was:

Delaware

4.                                       The jurisdiction where the Corporation was first created is:

Delaware

5.                                       The date the Certificate of Incorporation of the Corporation was filed is:

February 23, 1994

6.                                       The name of the limited liability company (the “LLC”) as set forth in its Certificate of Formation is:

El Paso Production Resale Company, L.L.C.

7.                                       This conversion has been approved in accordance with the provisions of Section 266 of the DGCL and Section 18-214 of the DLLCA.

IN WITNESS WHEREOF, this Certificate of Conversion has been executed by an authorized officer of the Corporation on the 18th date of December 2009.

By:	/s/ Francis C. Olmsted III
Francis C. Olmsted III
Vice President

State of Delaware Secretary of State Division of Corporations Delivered 06:04 PM 12/18/2009 FILED 06:04 PM 12/18/2009 SRV 091118568 - 2377052 FILE

CERTIFICATE OF FORMATION

OF

EL PASO PRODUCTION RESALE COMPANY, L.L.C.

This Certificate of Formation of El Paso Production Resale Company, L.L.C. (the “LLC”) dated as of December 18th 2009, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C.§§ 18-101, et. seq.

FIRST:	The name of the LLC formed hereby is:

El Paso Production Resale Company, L.L.C.

SECOND:	The address of the registered office of the LLC in the State of Delaware is:

Corporation Trust Center
1209 Orange Street
New Castle County
Wilmington, Delaware 19801

THIRD:	The name and address of the registered agent for service of process on the LLC in the State of Delaware are:

The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
New Castle County
Wilmington, Delaware 19801

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be executed as of the date first above written.

/s/ Joseph C. James
Joseph C. James
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 10:15 AM 11/30/2010 FILED 10:04 AM 11/30/2010 SRV 101129245 - 2377052 FILE

CERTIFICATE OF MERGER

merging

EL PASO E&P HOLDINGS COMPANY, L.L.C.

with and into

EL PASO PRODUCTION RESALE COMPANY, L.L.C.

Pursuant to Section 18-209 of the Delaware Limited Liability Company Act

El Paso Production Resale Company, L.L.C. (“Resale”), a Delaware limited liability company, hereby certifies to the following facts relating to the merger (the “Merger”) of El Paso E&P Holdings Company, L.L.C., a Delaware limited liability company, with and into Resale, pursuant to Section 18-209 of the Delaware Limited Liability Company Act (“DLLCA”) and submits the following Certificate of Merger for filing:

FIRST: That the name and state of formation of each limited liability company that is to merge is as follows:

Name	State of Formation

El Paso E&P Holdings Company, L.L.C.	Delaware
El Paso Production Resale Company, L.L.C.	Delaware

SECOND: That an Agreement of Merger dated as of November 29, 2010 (the “Merger Agreement”), has been approved, adopted, certified, executed, and acknowledged by each of the constituent entities to the Merger in accordance with Section 18-209 of the DLLCA.

THIRD: That the name of the surviving entity is El Paso Production Resale Company, L.L.C.

FOURTH: That the existing Certificate of Formation of Resale shall be the Certificate of Formation of the surviving entity.

FIVE: That the Merger shall be effective on November 30, 2010.

SIXTH: That an executed copy of the Merger Agreement is on file at the place of business of Resale, 1001 Louisiana Street, Houston, Texas 77002.

SEVENTH: That a copy of the Merger Agreement will be furnished upon request and without cost to any member of, or any person holding an interest in, any entity that is to merge.

IN WITNESS WHEREOF, El Paso Production Resale Company, L.L.C. has caused this Certificate of Merger to be signed by a duly authorized officer this 29th day of November, 2010.

EL PASO PRODUCTION RESALE COMPANY, L.L.C.

By:	/s/ Francis C. Olmsted III
Name:	Francis C. Olmsted III
Title:	Vice President

2

State of Delaware Secretary of State Division of Corporations Delivered 04:40 PM 05/21/2012 FILED 04:26 PM 05/21/2012 SRV 120601857 - 2377052 FILE

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF FORMATION

OF

EL PASO PRODUCTION RESALE COMPANY, L.L.C.

The undersigned, desiring to amend the Certificate of Formation of El Paso Production Resale Company, L.L.C. (the “LLC”), pursuant to the provisions of Section 18-202 of the Limited Liability Company Act of the State of Delaware, does hereby certify as follows:

FIRST:	The name of the LLC is:

El Paso Production Resale Company, L.L.C.

SECOND:	The article numbered “FIRST” of the Certificate of Formation of the Company shall be amended as follows:

	“FIRST:	The name of the LLC formed hereby is:

EP Energy Resale Company, L.L.C.”

THIRD:	This amendment to the Certificate of Formation shall be effective at 12:01a.m. Eastern Time on June 1, 2012.

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Formation on this 18th day of May, 2012.

EL PASO PRODUCTION RESALE COMPANY, L.L.C.

By:	/s/ Joseph C. James
Joseph C. James
Authorized Person